UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2003

Pacific Gulf Properties Liquidating Trust
(Exact name of Registrant as specified in its charter)

New York	1-2768*	41-6493035
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Sixth & Marquette, Minneapolis, Minnesota 55479
(Address and zip code of principal executive offices

Registrant's telephone number, including area code: (612) 316-1445

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*       Pacific Gulf Properties Liquidating Trust is the distributee of certain assets and liabilities of Pacific Gulf Properties Inc. and files reports under the latter's 1934 Act file number.

Item 5. Other Events and Regulation FD Disclosure.

        The Pacific Gulf Properties Liquidating Trust intends to make its fourth and FINALdistribution to beneficiaries on December 17, 2003, at a rate of $0.07 per old share. Including this FINAL distribution, the trust will have made distributions to beneficiaries totaling $2.04 per old share since its inception.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2003	PACIFIC GULF PROPERTIES LIQUIDATING TRUST
By Wells Fargo Bank Minnesota, National Association, as Trustee
By: /s/ Timothy P. Mowdy
Name: Timothy P. Mowdy Title: Assistant Vice President